UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2009

STANLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33083 (Commission File Number)	11-3658790 (IRS Employer Identification Number)

3101 Wilson Boulevard, Suite 700
Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

(703) 684-1125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, Christopher J. Torti informed Stanley, Inc. (the “Company”) of his intention to resign as the Company’s Senior Vice President and Group Manager of the Company’s Technical Programs Group in order to pursue other opportunities.  Mr. Torti’s resignation will be effective on May 29, 2009.

In a press release dated April 27, 2009, the Company announced Mr. Torti’s departure and that Eric A. Wolking, currently the Company’s Senior Vice President for Corporate Development, will be promoted to succeed Mr. Torti as Senior Vice President and Group Manager of the Company’s Technical Programs Group.

Item 7.01.              Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Torti’s resignation and the appointment of Mr. Wolking as the Company’s Senior Vice President, Technical Programs Group is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)          Exhibits.

The exhibit contained in this Current Report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit Number	Description

99.1	Press Release, dated April 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: April 27, 2009	By:	/s/ Scott D. Chaplin
Scott D. Chaplin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated April 27, 2009